Exhibit 7.01

JOINT FILING AGREEMENT

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 26, 2013

JIANHUI LAI

By:	/s/ Jianhui Lai
Name:	Jianhui Lai

NEWRACE LIMITED

By:	/s/ Jianhui Lai
Name:	Jianhui Lai
Its:	Director

JINLEI SHI

By:	/s/ Jinlei Shi
Name:	Jinlei Shi

YUANZHE HUANG

By:	/s/ Yuanzhe Huang
Name:	Yuanzhe Huang

JIA YAO

By:	/s/ Jia Yao
Name:	Jia Yao

[Joint Filing Agreement]

RICHBURG HOLDINGS LIMITED

By:	/s/ Jinlei Shi
Name:	Jinlei Shi
Its:	Director

RICHWISE INVESTMENT FINANCIAL LIMITED

By:	/s/ Jinlei Shi
Name:	Jinlei Shi
Its:	Director

RICHWISE INTERNATIONAL INVESTMENT GROUP LIMITED

By:	/s/ Jinlei Shi
Name:	Jinlei Shi
Its:	Director

RICHWISE INTERNATIONAL GROUP LIMITED

By:	/s/ Jinlei Shi
Name:	Jinlei Shi
Its:	Director

RICHWISE CAPITAL INTERNATIONAL LIMITED

By:	/s/ Jinlei Shi
Name:	Jinlei Shi
Its:	Director

[Joint Filing Agreement]

FORTUNE DYNAMIC INVESTMENT LIMITED

By:	/s/ Yuanzhe Huang
Name:	Yuanzhe Huang
Its:	Director

IMV & ASSOCIATES, LTD.

By:	/s/ George Shalchu Geh
Name:	George Shalchu Geh
Its:	Director

[Joint Filing Agreement]